Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Riley Exploration-Permian, Inc.

Oklahoma City, Oklahoma

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 29, 2018, relating to the consolidated financial statements of Riley Exploration-Permian, LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

April 26, 2019